ACKNOWLEDGEMENT COPY

CERTIFICATE OF INCORPORATION
OF
NYAcres, Inc.

Under Section 402 of the Business Corporation Law

I, the undersigned, a natural person of at least 18 years of age, for the purpose of forming a corporation under Section 402 of the Business Corporation Law of the State of New York hereby certify:

FIRST: The name of the corporation is:

NYAcres, Inc.

(English Translation is: New York Acres Incorporated)

SECOND: This corporation is formed to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD: The county, within this state, in which the office of the corporation is to be located is COLUMBIA.

FOURTH: The total number and value of shares of common stock which the corporation shall have authority to issue is: 999,999 SHARES WITH A PAR VALUE OF $.0001 PER SHARE.

FIFTH: The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The address within or without this state to which the Secretary of State shall mail a copy of any process against the corporation served upon him or her is:

Tessa Edick
548 Empire Rd
Copake, NY 12516

SIXTH: The corporation designates the following as its registered agent upon whom process against it may be served within the State of New York is:

Tessa Edick
548 Empire Rd
Copake, NY 12516

SEVENTH: The existence of the corporation shall begin upon filing of these Certificate of Incorporation with the Department of State.

EIGHTH: The corporation shall have a perpetual existence.

NINTH: No Director of this corporation shall be personally liable to the corporation, or its shareholders for damages for any breach of duty in such capacity, provided that this provision shall not limit the liability of any director if a judgment or other final adjudication, adverse to him, establishes that his act or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage, to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law.

TENTH: The holders of any of the corporation's equity shares shall be entitled to preemptive rights in accordance with the provisions of BCL section 622.

I certify that I have read the above statements, I am authorized to sign this Certificate of Incorporation, that the above statements are true and correct to the best of my knowledge and belief and that my signature typed below constitutes my signature.

Carl G. Hawkins (signature)

Carl G Hawkins, INCORPORATOR
841 Prudential Drive, Suite 1203
Jacksonville, FL 32207

Filed by:
Carl Hawkins
841 Prudential Drive, Suite 1203
Jacksonville, FL 32207

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